Exhibit 10.6

________ ____, 2024

Mission Space Acquisition Corp.
8910 Astronaut Blvd.
Cape Canaveral, FL 32920

Ladies and Gentlemen:

Mission Space Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

Mission Space Sponsor, LLC (the “Sponsor”) hereby commits to purchase an aggregate of 5,000,000 warrants (the “"Initial Placement Warrants”), each entitling the holder to purchase one-half of one Class A ordinary share, par value $0.0001 per share, of the Corporation (the “Warrants”) for a purchase price of $1.00 per Warrant and an aggregate purchase price of $5,000,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or in part, the Sponsor further commits to purchase up to an additional 450,000 Warrants (“Additional Placement Warrants” and together with the Initial Placement Warrants, the “Placement Warrants”) at a purchase price of $1.00 per Additional Placement Warrant, for an aggregate additional purchase price of up to $450,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). Sponsor shall pay, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”), the Initial Purchase Price by wire transfer of immediately available funds, to accounts designated by the Corporation, including to the trust account (the “Trust Account”), at a financial institution to be chosen by the Corporation, maintained by Continental Stock Transfer & Trust Company, acting as trustee, in accordance with the Corporation’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Corporation shall effect such delivery in book-entry form.

The consummation of the purchase and issuance of the Initial Placement Warrants and Additional Placement Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Sponsor shall pay the Over-allotment Purchase Price in accordance with the Corporation’s wire instruction by wire transfer of immediately available funds to the Corporation or the Trust Account (as set forth in the wire instructions), at least one (1) business day prior to the applicable over-allotment closing date (the “Over-Allotment Closing Date”). On each Over-Allotment Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Corporation shall effect such delivery in book-entry form.

The Placement Warrants will be identical to the Warrants included in the units sold by the Corporation in the IPO, except that:

●	the Placement Warrants and underlying securities will not be transferable until 30 days after the completion of a Business Combination, except in each case (a) to the Corporation’s officers or directors, any affiliates or family members of any of the Corporation’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Corporation’s liquidation prior to completion of a Business Combination; (g) by virtue of Cayman Islands law or Sponsor’s limited liability company agreement, as amended, upon dissolution of Sponsor; (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of a Business Combination; or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above, provided, however, that in the case of clauses (a) through (e) and (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the Letter Agreement dated as of the date hereof between the Corporation, its directors and officers and the Sponsor; and

●	the Placement Warrants (and underlying securities) will have customary registration rights, which shall be described in the Registration Statement.

The Sponsor hereby represents and warrants that:

(a)	it has been advised that the Placement Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Placement Warrants and underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Warrants (or underlying securities) in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the Sponsor and is enforceable against it.

{Signature page to follow}

Very truly yours,

MISSION SPACE SPONSOR, LLC

By:
	Name:	Kira Blackwell
	Title:	President

Accepted and Agreed:

MISSION SPACE ACQUISITION CORP.

By:
	Name:	Kira Blackwell
	Title:	Chief Executive Officer

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS